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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Allied Healthcare International Inc. on Form S-8 of our report dated December 10, 2003 (December 24, 2003 as to Note 16), appearing in the Annual Report on Form 10-K of Allied Healthcare International Inc. for the year ended September 30, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Jericho, New York
February 6, 2004